EXHIBIT 3.7(a)


                            CERTIFICATE OF FORMATION

                                       OF

                           UCAR CARBON TECHNOLOGY LLC

                                   ----------

                                   Pursuant to

           ss. 18-201 of the Delaware Limited Liability Company Act

                                   ----------


               The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

               FIRST: The name of the limited liability company is UCAR Carbon Technology LLC (the "Company").

               SECOND:The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

               THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

               FOURTH:This Certificate shall become effective at 10:01 a.m. the first business day after the date on which it is filed with the Secretary of State of the State of Delaware.



               IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation of UCAR Carbon Technology LLC this 13th day of July, 2000.



                                            /s/ Karen G. Narwold
                                            -----------------------------------
                                            Karen G. Narwold
                                            Authorized Person